Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$90,840
Unrealized Gain (Loss) on Market Value of Commodity Futures	7,118,080
Dividend Income	249,013
Interest Income	411,556
ETF Transaction Fees	3,150
Total Income (Loss)	$7,872,639

Expenses
General Partner Management Fees	$108,153
Professional Fees	4,415
Brokerage Commissions	12,100
Directors' Fees and insurance	6,366
Total Expenses	$131,034
Net Income (Loss)	$7,741,605

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/23	$179,941,669
Additions (300,000 Shares)	7,523,794
Withdrawals (1,100,000 Shares)	(28,240,971)
Net Income (Loss)	7,741,605

Net Asset Value End of Month	$166,966,097
Net Asset Value Per Share (6,550,000 Shares)	$25.49

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596